As filed with the Securities and Exchange Commission on November 1, 2013

Registration No. 333-188193

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	6021	38-3917371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

3rd and Market Streets

P.O. Box A

Halifax, PA 17032

(717) 896-3433

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert M. Garst

Chief Executive Officer

200 Front Street

P.O. Box B

Marysville, PA 17053

(717) 827-4041

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Kimberly J. Decker, Esquire

Barley Snyder LLP

126 E. King Street

Lancaster, PA 602

717-299-5201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon completion of the transaction described in this document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

On November 1, 2013, at 12:01 a.m. Eastern Time, pursuant to the Amended and Restated Agreement and Plan of Consolidation (the “Agreement”), dated as of April 24, 2013, by and between Riverview Bancorp, Inc. (“Riverview”) and Union Bancorp, Inc. (“Union”), a new Pennsylvania corporation named Riverview Financial Corporation (the “Corporation”), was formed upon completion of the consolidation of Riverview and Union, and each outstanding share of common stock of Riverview and Union was converted into 1.0 and 1.95 shares, respectively, of the Corporation’s common stock. Riverview and Union were registrants under the Registration Statement on Form S-4 (Registration No. 333-188193) (the “Registration Statement”) relating to the shares of the Corporation’s common stock issued in the consolidation. Through this Post-Effective Amendment No. 1, the Corporation adopts the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 23 of the Corporation’s bylaws provides indemnification of directors, officers and other agents of the Corporation and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the PBCL.

Section 23.6 of the Corporation’s bylaws provide that the rights to indemnification and advancement of expenses in the bylaws are not exclusive, and may be in addition to, any rights granted to an indemnitee under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. As authorized by Section 1747 of the PBCL and Section 23.7 of the Corporation’s bylaws, the Corporation maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Corporation for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Corporation.

The foregoing is only a general summary of certain aspects of Pennsylvania law and the Corporation’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. The description of the bylaws is qualified in its entirety by reference to the detailed provisions of Article 23 of the bylaws of the Corporation.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No	Description of Exhibits

2.1*	Amended and Restated Agreement and Plan of Consolidation, dated as of April 24, 2013, between Riverview Financial Corporation and Union Bancorp, Inc. (included as Annex A of the Joint Proxy Statement/Prospectus contained in this Registration Statement).

3.1	Articles of Incorporation of Newco.

3.2	By-laws of Newco.

5.1	Opinion of Barley Snyder LLP as to the legality of the securities to be registered.

8.1*	Opinion of Barley Snyder, LLP as to the tax consequences of the merger.

10.1	Amended and Restated Executive Employment Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.1 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.2	Amended and Restated Executive Employment Agreement of Kirk D. Fox. (Incorporated by reference to Exhibit 10.2 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.3	Employment Agreement of Theresa M. Wasko. (Incorporated by reference to Exhibit 10.3 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.4	Employment Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.5 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.5	Acknowledgement and Release Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.6 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.6	Form of Director Deferred Fee Agreements with Directors Robert M. Garst and Kirk D. Fox. (Incorporated by reference to Exhibit 10.7 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.7	Amended and restated 2009 Stock Option Plan. (Incorporated by reference to Exhibit 99.3 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.8	Second Amendment to the Supplemental Executive Retirement Agreement Plan Agreement for Kirk D. Fox dated March 29, 2007, amended June 18, 2008 and entered into between Kirk D. Fox and Riverview National Bank on September 2, 2009. (Incorporated by reference to Exhibit 10.11 to Riverview’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on November 12, 2009.)

10.9	Director Emeritus Agreement of Paul Reigle, dated May 19, 2010. (Incorporated by reference to Exhibit 10.12 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2010.)

10.10	Director Emeritus Agreement of Roland Alexander, dated August 30, 2011. (Incorporated by reference to Exhibit 10.11 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.11	Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on July 1, 2010.)

10.12	First Amendment to the Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.13 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.13	First Amendment to the Director Deferred Compensation Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.14 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.14	First Amendment to the Director Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.15 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.15	Director Emeritus Agreements effective November 2, 2011 of Directors Arthur M. Feld, James G. Ford, II, Kirk D. Fox, Robert M. Garst, David W. Hoover, Joseph D. Kerwin and David A. Troutman. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on November 21, 2011.)

10.16	Director Emeritus Agreement effective November 2, 2011 of Director James M. Lebo. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on November 28, 2011.)

10.17	Director Emeritus Agreements effective November 2, 2011 of Directors R. Keith Hite and John M. Schrantz. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on December 22, 2011.)

10.18*	Second Amended and Restated Executive Employment Agreement of Kirk D. Fox, dated November 16, 2011.

10.19*	Second Amended and Restated Executive Employment Agreement of Robert M. Garst, dated November 16, 2011.

10.20*	Noncompetition Agreement of Kirk D. Fox, dated November 16, 2011.

10.21*	Noncompetition Agreement of Robert M. Garst, dated November 16, 2011.

10.22*	Executive Employment Agreement of Brett D. Fulk, dated January 4, 2012.

10.23*	Supplemental Executive Retirement Plan Agreement for Brett Fulk, dated January 6, 2012.

10.24*	Second Amendment to the Riverview National Bank Executive Deferred Compensation Agreement dated June 30, 2010 for Kirk Fox, entered into January 4, 2013.

10.25*	Retirement Agreement and General Release for William L. Hummel, dated March 27, 2012.

10.26*	Executive Employment Agreement for Terry L. Hoppes dated December 17, 2012.

10.27*	Employment Agreement for Robert Ulaner dated February 25, 2013.

10.28*	Employment Agreement for Mark F. Ketch dated April 11, 2011.

10.29*	Employment Agreement for Bruce Hart dated September 15, 2008.

10.30*	Amendment to Compensation Agreement for Harry J. Brown dated May 31, 1991.

21.1*	Subsidiaries of Riverview Financial Corporation and Union Bancorp, Inc.

23.1	Consent of Barley Snyder LLP (included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement).

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1*	Form of Proxy Card for Special Meeting of Shareholders of Riverview Financial Corporation

99.2*	Form of Proxy Card for Annual Meeting of Shareholders of Union Bancorp, Inc.

99.3*	Opinion of Ambassador Financial Group (included as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

99.4*	Opinion of Keefe, Bruyette and Woods, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

*	Previously filed

(d) Financial Statement Schedules

Not applicable.

(e) Reports, opinions or appraisals. The opinions of Ambassador Financial Group and Keefe, Brayette and Woods are included as Annex B and Annex C, respectively, to the joint proxy statement/prospectus.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act (the “Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called by the other items of the applicable form.

(c) The undersigned hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(f) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Halifax, Pennsylvania on November 1, 2013.

RIVERVIEW FINANCIAL CORPORATION

By:	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated. KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Garst or Kirk D. Fox, and each of them his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Felix E. Bartush, Jr.	Director	November 1, 2013
Felix E. Bartush, Jr.

/s/ Daniel R. Blaschak	Director	November 1, 2013
Daniel R. Blaschak

/s/ Albert J. Evans	Director	November 1, 2013
Albert J. Evans

/s/ Arthur M. Feld	Director	November 1, 2013
Arthur M. Feld

/s/ James G. Ford, II	Director	November 1, 2013
James G. Ford, II

/s/ Kirk D. Fox	President and Director	November 1, 2013
Kirk D. Fox

/s/ Robert M. Garst	Chief Executive Officer and Director	November 1, 2013
Robert M. Garst	(Principal Executive Officer)

/s/ Howard R. Greenawalt	Director	November 1, 2013
Howard R. Greenawalt

/s/ R. Keith Hite	Director	November 1, 2013
R. Keith Hite

/s/ David W. Hoover	Director	November 1, 2013
David W. Hoover

/s/ Joseph D. Kerwin	Director	November 1, 2013
Joseph D. Kerwin

/s/ John M. Schrantz	Director	November 1, 2013
John M. Schrantz

/s/ David A. Troutman	Director	November 1, 2013
David A. Troutman

/s/ Theresa M. Wasko	Chief Financial Officer	November 1, 2013
Theresa M. Wasko	(Principal Financial and Accounting Officer)

/s/ William C. Yaag	Director	November 1, 2013
William C. Yaag

EXHIBIT INDEX

Exhibit No	Description of Exhibits

2.1*	Amended and Restated Agreement and Plan of Consolidation, dated as of April 24, 2013, between Riverview Financial Corporation and Union Bancorp, Inc. (included as Annex A of the Joint Proxy Statement/Prospectus contained in this Registration Statement).

3.1	Articles of Incorporation of Newco.

3.2	By-laws of Newco.

5.1	Opinion of Barley Snyder LLP as to the legality of the securities to be registered.

8.1*	Opinion of Barley Snyder, LLP as to the tax consequences of the merger.

10.1	Amended and Restated Executive Employment Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.1 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.2	Amended and Restated Executive Employment Agreement of Kirk D. Fox. (Incorporated by reference to Exhibit 10.2 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.3	Employment Agreement of Theresa M. Wasko. (Incorporated by reference to Exhibit 10.3 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.4	Employment Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.5 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.5	Acknowledgement and Release Agreement of William L. Hummel. (Incorporated by reference to Exhibit 10.6 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.6	Form of Director Deferred Fee Agreements with Directors Robert M. Garst and Kirk D. Fox. (Incorporated by reference to Exhibit 10.7 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.7	Amended and restated 2009 Stock Option Plan. (Incorporated by reference to Exhibit 99.3 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009.)

10.8	Second Amendment to the Supplemental Executive Retirement Agreement Plan Agreement for Kirk D. Fox dated March 29, 2007, amended June 18, 2008 and entered into between Kirk D. Fox and Riverview National Bank on September 2, 2009. (Incorporated by reference to Exhibit 10.11 to Riverview’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on November 12, 2009.)

10.9	Director Emeritus Agreement of Paul Reigle, dated May 19, 2010. (Incorporated by reference to Exhibit 10.12 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on August 9, 2010.)

10.10	Director Emeritus Agreement of Roland Alexander, dated August 30, 2011. (Incorporated by reference to Exhibit 10.11 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.11	Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on July 1, 2010.)

10.12	First Amendment to the Executive Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.13 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.13	First Amendment to the Director Deferred Compensation Agreement of Robert M. Garst. (Incorporated by reference to Exhibit 10.14 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.14	First Amendment to the Director Deferred Compensation Agreement of Kirk Fox. (Incorporated by reference to Exhibit 10.15 of Riverview’s Form 10-Q as filed with the Securities and Exchange Commission on November 10, 2011.)

10.15	Director Emeritus Agreements effective November 2, 2011 of Directors Arthur M. Feld, James G. Ford, II, Kirk D. Fox, Robert M. Garst, David W. Hoover, Joseph D. Kerwin and David A. Troutman. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on November 21, 2011.)

10.16	Director Emeritus Agreement effective November 2, 2011 of Director James M. Lebo. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on November 28, 2011.)

10.17	Director Emeritus Agreements effective November 2, 2011 of Directors R. Keith Hite and John M. Schrantz. (Incorporated by reference to Exhibit 99.1 of Riverview’s Form 8-K as filed with the Securities and Exchange Commission on December 22, 2011.)

10.18*	Second Amended and Restated Executive Employment Agreement of Kirk D. Fox, dated November 16, 2011.

10.19*	Second Amended and Restated Executive Employment Agreement of Robert M. Garst, dated November 16, 2011.

10.20*	Noncompetition Agreement of Kirk D. Fox, dated November 16, 2011.

10.21*	Noncompetition Agreement of Robert M. Garst, dated November 16, 2011.

10.22*	Executive Employment Agreement of Brett D. Fulk, dated January 4, 2012.

10.23*	Supplemental Executive Retirement Plan Agreement for Brett Fulk, dated January 6, 2012.

10.24*	Second Amendment to the Riverview National Bank Executive Deferred Compensation Agreement dated June 30, 2010 for Kirk Fox, entered into January 4, 2013.

10.25*	Retirement Agreement and General Release for William L. Hummel, dated March 27, 2012.

10.26*	Executive Employment Agreement for Terry L. Hoppes dated December 17, 2012.

10.27*	Employment Agreement for Robert Ulaner dated February 25, 2013.

10.28*	Employment Agreement for Mark F. Ketch dated April 11, 2011.

10.29*	Employment Agreement for Bruce Hart dated September 15, 2008.

10.30*	Amendment to Compensation Agreement for Harry J. Brown dated May 31, 1991.

21.1*	Subsidiaries of Riverview Financial Corporation and Union Bancorp, Inc.

23.1	Consent of Barley Snyder LLP (included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement).

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1*	Form of Proxy Card for Special Meeting of Shareholders of Riverview Financial Corporation

99.2*	Form of Proxy Card for Annual Meeting of Shareholders of Union Bancorp, Inc.

99.3*	Opinion of Ambassador Financial Group (included as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

99.4*	Opinion of Keefe, Bruyette and Woods, Inc. (included as Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement)

*	Previously filed